                                                                  Exhibit 10.3
SECOND AMENDMENT TO LEASE AGREEMENT
(Southaven Power Plant)

THIS SECOND AMENDMENT TO LEASE AGREEMENT is executed to be effective as of the 22nd day of April, 2010, by and between SEVEN STATES SOUTHAVEN, LLC (“Seven States”), a Delaware limited liability company, as owner and lessor, and TENNESSEE VALLEY AUTHORITY (“TVA”), a corporate agency and instrumentality of the United States Government created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. Sections 831-831ee (2006 & Supp. II 2008), and acting as to real property as agent and in the name of the United States of America, as lessee.

W I T N E S S E T H:

WHEREAS, Seven States and TVA entered into that certain Lease Agreement dated September 30, 2008, which was amended on April 17, 2009 (collectively, the “Lease”), pursuant to which TVA leases from Seven States the “Leased Premises,” which consist of Seven States’ 90% undivided ownership interest in the Purchased Assets, as more particularly defined in the Lease; and

WHEREAS, Seven States and TVA desire to extend the Term of the Lease through April 23, 2013 and to amend certain other terms of the Lease, all as specified herein;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1.           Seven States and TVA hereby acknowledge and agree that as of the date hereof, the “Leased Premises” consists of Seven States’ entire 90% undivided ownership interest in the Purchased Assets.

2.           Seven States and TVA acknowledge and agree that the Term of the Lease is hereby extended to April 23, 2013, unless terminated earlier pursuant to other provisions of the Lease, pursuant to an extension of the “Buy-Back Period”, as defined in Supplement No. 4 to the JOA of even date herewith.

3.           The definition of the term “Administrative and General Expenses” in Section 1 of the Lease is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, “Administrative and General Expenses” shall not include any of the costs of Seven States hiring a third party consultant as permitted by Section 7.2(b), below, except to the extent that TVA, after its reasonable review, agrees in writing that the findings of such consultant confirm that part or all of the proposed Capitalized Replacement Component is covered by warranty, maintenance agreement, or required insurance.”

4.           The definition of the term “Casualty Insurance Proceeds” in Section 1 of the Lease is hereby amended to read:

““Casualty Insurance Proceeds” means any and all proceeds of any insurance, indemnity, warranty, or guaranty payable from time to time with respect to any Casualty, including the insurance required by Section 10.1, whether such coverage is with a third party or self-insured by TVA.”

5.           The Initial Rent provision of Section 3.2 of the Lease shall not apply to the extended period set forth in Section 2 above.

6.           The threshold amount for Capitalized Replacements in Section 7.2 of the Lease is hereby increased from $100,000 to $250,000.

7.           Seven States and TVA acknowledge and agree that Section 7.2(b) of the Lease is hereby amended by striking “3.3.2” and replacing it with “3.3” and by adding the following at the end of Section 7.2(b) of the Lease:

“Notwithstanding the provisions above, TVA shall advise Seven States promptly after TVA learns of an event that may require a Capitalized Replacement Component, and shall provide Seven States with copies of all maintenance logs and internal reports relative to such event(s) and TVA’s conclusions as to whether the repairs or replacements are covered under any warranty, maintenance agreement, or insurance coverage in place or required under the provisions of this Lease or the JOA.  Upon receipt of any such report, Seven States shall have the right to retain at its sole expense a third-party consultant to review the events giving rise to the need for any Capitalized Replacement Components, including whether the costs of such Capitalized Replacement Components should be covered under any warranty, maintenance agreement, or insurance coverage in place or required under the terms of this Lease or the JOA.  TVA agrees to make available to such consultant, to the same extent it would make available to Seven States, all records of the event(s) giving rise to the need for the applicable Capitalized Replacement Components and all relevant warranties, maintenance agreements, insurance policies, maintenance logs, and internal reports to allow a full and complete review and evaluation of the matter, including potential coverage under any existing warranty, maintenance agreement, or insurance in place or required under the terms of this Lease or the JOA.  The cost of such consultant shall not be included in the Administrative and General Expenses that TVA pays as a part of Basic Rent under Section 3.3, except to the extent that TVA, after its reasonable review, agrees in writing that the findings of such consultant confirm that part or all of the proposed Capitalized Replacement Component is covered by warranty, maintenance agreement, or required insurance.”

8.           Section 8.2 of the Lease is hereby modified by adding the following at the end thereof:

“Notwithstanding the above, Seven States shall have the right to consult with TVA prior to the implementation of any Optional Modification.  If Seven States disagrees with the implementation of any Optional Modification, it shall deliver written notice of such to TVA within thirty (30) calendar days of TVA’s notification of Seven States concerning the Optional Modification.  Within fifteen (15) Business Days after Seven States delivers its written notice of disagreement to TVA, TVA and Seven States representatives shall meet to reach a mutually acceptable agreement concerning implementation of the Optional Modification.  If TVA and Seven States cannot reach such a mutually acceptable agreement within that time, TVA shall have the option of:  (a) terminating the implementation of such Optional Modification; or (b) proceeding with such Optional Modification, in which case Seven States shall be responsible for its share of the cost of such Optional Modification as provided in Section 8.4 unless Seven States exercises the Buy-Back Option.”

9.           The threshold amount for Capitalized Modifications in Section 8.4 of the Lease is hereby increased from $100,000 to $250,000.

10.           Section 9.1 of the Lease is hereby amended by striking “10.1” and replacing it with “9.1”.

11.           Article 10. INSURANCE. of the Lease is hereby amended by adding the following sentence at the end thereof:

“Consistent with the self-insurance elections allowed in item 5 of Schedule 10.1, any deductible amount under any insurance policy obtained by TVA shall be covered by, and considered self-insured by, TVA.”

12.           Exhibit “B” to the Lease is hereby replaced with Exhibit “B” attached hereto for the names of “TVA’s people with Actual Knowledge.

13.           TVA hereby confirms the representations and warranties set forth in Section 2.2(a) of the Lease, as of the date hereof.

14.           Seven States hereby confirms the representations and warranties set forth in Section 2.2(b) of the Lease, as of the date hereof.

15.           TVA and Seven States hereby confirm compliance with the provisions described in Section 2.3 of the Lease, as of the date hereof.

16.           Except as modified hereby, all other terms and conditions of the Lease remain in full force and effect, and the parties expressly reaffirm and confirm their ongoing obligations thereunder.
[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement to be effective as of the date and year first above written.

SEVEN STATES SOUTHAVEN, LLC,
a Delaware limited liability company

By: /s/ Jack W. Simmons
Name: Jack W. Simmons
Title: President and Chief Executive Officer

TENNESSEE VALLEY AUTHORITY

By: /s/ John G. Trawick
Name: John G. Trawick
Title: Senior Vice President, Commercial Operations & Pricing

EXHIBIT B

TVA’S PEOPLE WITH ACTUAL KNOWLEDGE

1.           Terrell Slider, Plant Manager

2.	Louis Chip Diamond (solely with respect to such person’s knowledge of environmental matters applicable under this Lease)

[End of Exhibit B]